Exhibit 99.2

2 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022 03 COMPANY INFORMATION 04 OVERVIEW 05 PORTFOLIO Triple-Net Portfolio Same Store Triple-Net Portfolio Top 10 Relationships Senior Housing - Managed Consolidated Portfolio Senior Housing - Managed Unconsolidated Portfolio Loans and Other Investments NOI Concentrations Geographic Concentrations - Consolidated Portfolio Triple-Net Lease Expirations 15 INVESTMENT ACTIVITY Summary 16 CAPITALIZATION Overview Indebtedness Debt Maturity Credit Metrics and Ratings 20 FINANCIAL INFORMATION Consolidated Financial Statements - Statements of (Loss) Income Consolidated Financial Statements - Balance Sheets Consolidated Financial Statements - Statements of Cash Flows FFO, Normalized FFO, AFFO and Normalized AFFO Components of Net Asset Value (NAV) 26 APPENDIX Disclaimer Reporting Definitions Discussion and Reconciliation of Certain Non-GAAP Financial Measures: CONTENT https://ir.sabrahealth.com/investors/financials/quarterly-results

SABRA | COMPANY INFORMATION

SENIOR MANAGEMENT

Rick Matros
Chief Executive Officer, President and Chair

Michael Costa
Chief Financial Officer, Secretary and Executive Vice President

Talya Nevo-Hacohen
Chief Investment Officer, Treasurer and Executive Vice President

BOARD OF DIRECTORS

Rick Matros
Chief Executive Officer, President and Chair

Michael Foster
Lead Independent Director

Jeffrey Malehorn
Director

Craig Barbarosh
Director

Lynne Katzmann
Director

Clifton Porter II
Director

Katie Cusack
Director

Ann Kono
Director

CONTACT INFORMATION

Sabra Health Care REIT, Inc.
18500 Von Karman Avenue
Suite 550
Irvine, CA 92612
888.393.8248
sabrahealth.com

Transfer Agent
American Stock Transfer
and Trust Company
6201 15th Avenue
Brooklyn, NY 11219

3 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022

SABRA | OVERVIEW

Financial Metrics

Dollars in thousands, except per share data

	September 30, 2022 Three Months Ended	September 30, 2022 Nine Months Ended
Revenues	$ 140,764	$ 459,826
Net operating income	103,099	353,766
Cash net operating income	115,563	357,121
Diluted per share data:		
EPS	$ (0.22)	$ 0.03
FFO	0.28	1.03
Normalized FFO	0.36	1.12
AFFO	0.34	1.09
Normalized AFFO	0.35	1.11
Dividends per common share	0.30	0.90

Capitalization and Market Facts

	September 30, 2022
Common shares outstanding	231.0 million
Common equity Market Capitalization	$3.0 billion
Consolidated Debt	$2.5 billion
Consolidated Enterprise Value	$5.5 billion
Common stock closing price	$13.12
Common stock 52-week range	$11.44 - $16.60
Common stock ticker symbol	SBRA

Key Credit Metrics [1]

	September 30, 2022
Net Debt to Adjusted EBITDA	5.50x
Interest Coverage	4.71x
Fixed Charge Coverage Ratio	4.61x
Total Debt/Asset Value	35 %
Secured Debt/Asset Value	1 %
Unencumbered Assets/Unsecured Debt	276 %

Portfolio [2]

Dollars in thousands

As of September 30, 2022

	Property Count	Investment	Beds/Units	Occupancy Percentage [3]
Investment in Real Estate Properties, gross				
Triple-Net Portfolio:				
Skilled Nursing / Transitional Care	270	$ 3,438,590	30,205	72.9 %
Senior Housing - Leased	52	673,346	3,822	81.8
Behavioral Health	16	447,427	965	83.1
Specialty Hospitals and Other	15	225,443	392	79.7
Total Triple-Net Portfolio	353	4,784,806	35,384	
Senior Housing - Managed	54	1,115,965	5,669	80.8 [6]
Consolidated Real Estate Investments	407	5,900,771	41,053	
Unconsolidated Joint Venture Senior Housing - Managed	12	131,577	1,234	85.5
Total Equity Investments	419	6,032,348	42,287	
Investment in Sales-Type Lease, net	1	25,431		
Investments in Loans Receivable, gross [4]	15	341,617		
Preferred Equity Investments, gross [5]	7	48,742		
Total Investments	442	$ 6,448,138		

Includes 72 relationships in 41 U.S. states and Canada

(1) See page 19 of this supplement for important information about these credit metrics.
(2) Excludes (i) one real estate property held for sale as of the end of the current period and (ii) our unconsolidated joint venture with Enlivant which consists of 157 facilities and 6,996 units.
(3) Occupancy Percentage is presented for the trailing twelve month period and one quarter in arrears, except for our Senior Housing - Managed portfolio, which is presented for the current period on a trailing three month basis.
(4) Our loans receivable investments include one investment which has a right of first offer on six addiction treatment centers with 928 beds.
(5) Our preferred equity investments include investments in entities owning five Senior Housing developments with 697 aggregate units and one Skilled Nursing/Transitional Care development with 120 beds.
(6) Reflects Occupancy Percentage of 79.7% and 81.2% for assisted living and independent living communities in our Senior Housing - Managed portfolio, respectively.

4 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022

SABRA

PORTFOLIO

Triple-Net Portfolio [1]

Triple-Net Portfolio

Dollars in thousands

As of September 30, 2022

	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Behavioral Health	Specialty Hospitals and Other	Total
Number of Properties	270	52	16	15	353
Number of Beds/Units	30,205	3,822	965	392	35,384
Investment	$ 3,438,590	$ 673,346	$ 447,427	$ 225,443	$ 4,784,806

EBITDARM Coverage [2]

	3Q 2021	4Q 2021	1Q 2022	2Q 2022	3Q 2022
Skilled Nursing/Transitional Care	1.78x	1.77x	1.80x	1.80x	1.83x
Senior Housing - Leased	1.09x	1.04x	1.02x	1.09x	1.13x
Behavioral Health	2.11x	2.06x	1.98x	1.83x	1.72x
Specialty Hospitals and Other	7.42x	7.52x	7.52x	7.07x	7.30x

Operating Statistics [2]

Dollars in thousands

	3Q 2021	4Q 2021	1Q 2022	2Q 2022	3Q 2022
Skilled Nursing/Transitional Care					
Number of Properties	282	279	279	272	270
Number of Beds	31,245	30,920	30,920	30,251	30,205
Cash NOI	$ 74,640	$ 71,726	$ 75,500	$ 70,399	$ 68,120
Occupancy	71.1 %	71.4 %	71.8 %	72.8 %	72.9 %
Skilled Mix	40.1 %	39.8 %	38.2 %	37.8 %	33.9 %
Senior Housing - Leased					
Number of Properties	61	60	59	55	52
Number of Units	4,079	4,099	4,072	3,965	3,822
Cash NOI	$ 12,412	$ 12,097	$ 11,578	$ 10,673	$ 10,166
Occupancy	78.1 %	78.1 %	78.5 %	79.7 %	81.8 %
Behavioral Health					
Number of Properties	13	13	13	14	16
Number of Beds [3]	795	795	795	795	965
Cash NOI	$ 9,416	$ 9,522	$ 8,889	$ 9,229	$ 9,397
Occupancy	84.5 %	84.2 %	84.6 %	83.3 %	83.1 %
Specialty Hospitals and Other					
Number of Properties	16	15	15	15	15
Number of Beds	433	392	392	392	392
Cash NOI	$ 4,589	$ 4,560	$ 4,456	$ 4,452	$ 4,464
Occupancy	79.9 %	80.6 %	80.5 %	80.0 %	79.7 %

(1) All metrics, except Cash NOI, exclude properties held for sale as of the end of the respective period.

(2) Occupancy Percentage and Skilled Mix (together, "Operating Statistics") and EBITDARM Coverage for each period presented include only Stabilized Facilities owned by the Company as of the end of such period and only for the duration such facilities were owned by the Company and classified as Stabilized Facilities. In addition, EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears, and therefore, EBITDARM Coverage and Operating Statistics exclude assets acquired after June 30, 2022. 3Q 2022 Operating Statistics exclude our North American Health Care portfolio due to the pending transition to Ensign (20 real estate properties) and Avamere (four real estate properties). Including our North American Health Care portfolio, Skilled Nursing/Transitional Care Occupancy Percentage and Skilled Mix for 3Q 2022 would have been 73.5% and 37.6%, respectively.

(3) 2Q 2022 includes one facility transitioned to Behavioral Health during the period with zero beds as it is currently under construction. The property is expected to have 60 beds upon completion of construction.

5 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022

SABRA

PORTFOLIO

Same Store Triple-Net Portfolio [1]

Same Store Triple-Net Portfolio [2]

Dollars in thousands

	Number of Properties	Number of Beds/Units 3Q 2022	Number of Beds/Units 2Q 2022	Cash NOI 3Q 2022	Cash NOI 2Q 2022
Skilled Nursing/Transitional Care	270	30,205	30,126	$ 67,429	$ 69,350
Senior Housing - Leased	52	3,822	3,822	$ 9,961	$ 9,850
Behavioral Health	13	965	795	$ 9,387	$ 9,226
Specialty Hospitals and Other	15	392	392	$ 4,456	$ 4,448

EBITDARM Coverage [3]

	3Q 2022	2Q 2022
Skilled Nursing/Transitional Care	1.80x	1.90x
Senior Housing - Leased	1.17x	1.18x
Behavioral Health	1.65x	1.83x
Specialty Hospitals and Other	7.30x	7.07x

Operating Statistics [3]

	Occupancy 3Q 2022	Occupancy 2Q 2022	Skilled Mix 3Q 2022	Skilled Mix 2Q 2022
Skilled Nursing/Transitional Care	73.9 %	73.6 %	34.7 %	35.3 %
Senior Housing - Leased	84.2 %	83.3 %	N/A	N/A
Behavioral Health	82.5 %	83.3 %	N/A	N/A
Specialty Hospitals and Other	79.7 %	80.0 %	N/A	N/A

(1) Excludes one real estate property held for sale as of the end of the current period.
(2) Same store triple-net portfolio includes all facilities held for investment as the same property type for the full period in both comparison periods.
(3) Same store EBITDARM Coverage and Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears for Stabilized Facilities owned as the same property type for the full period in both comparison periods.

6 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022

SABRA

PORTFOLIO

Top 10 Relationships (1)

Top 10 Relationships

Relationship	Primary Property Type	Tenant/Borrower Credit Exposure: As of September 30, 2022 (2) Number of Sabra Investments	% of Annualized Cash NOI	EBITDARM Coverage (3) Twelve Months Ended September 30, 2022	June 30, 2022	Senior Housing - Managed Operator Exposure: As of September 30, 2022 Number of Sabra Investments	% of Annualized Cash NOI
Signature Healthcare	Skilled Nursing	45	8.7 %	1.55x	1.73x	—	—
Avamere Family of Companies	Skilled Nursing	31	8.0 %	1.43x	1.36x	—	—
The Ensign Group	Skilled Nursing	27	7.7 %	N/A	N/A	—	—
Signature Behavioral	Behavioral Hospitals	5	7.0 %	1.37x	1.53x	—	—
Recovery Centers of America	Addiction Treatment	3	5.3 %	N/A	N/A	—	—
Holiday AL Holdings LP	Independent Living	—	—	N/A	N/A	22	5.2 %
Cadia Healthcare	Skilled Nursing	10	4.6 %	1.73x	1.80x	—	—
Leo Brown Group	Assisted Living	6	2.8 %	1.32x	1.33x	3	1.2 %
The McGuire Group	Skilled Nursing	8	3.7 %	1.96x	2.22x	—	—
CommuniCare	Skilled Nursing	12	3.6 %	1.58x	1.68x	—	—
Top 10 relationships		147	51.4 %	1.53x	1.62x	25	6.4 %
Remaining 62 relationships		229	37.0 %	2.64x	2.65x	41	5.2 %
Total		376	88.4 %	2.05x	2.10x	66	11.6 %

Pro Forma EBITDARM Coverage (4)

	Pro Forma EBITDARM Coverage Twelve Months Ended September 30, 2022	June 30, 2022
Avamere Family of Companies	1.65x	1.66x
The Ensign Group	1.55x	1.51x
Top 10 relationships	1.57x	1.67x
Skilled Nursing/Transitional Care	1.83x	1.92x
Total	2.03x	2.08x

(1) Excludes (i) one real estate property held for sale as of the end of the current period and (ii) our unconsolidated joint venture with Enlivant which consists of 157 facilities and 6,996 units.
(2) Assumes the pending transition of our North American Health Care portfolio to Ensign (20 real estate properties) and Avamere (four real estate properties) was completed as of the end of the current period.
(3) EBITDARM Coverage is presented for Stabilized Facilities operated by the applicable tenant and is presented one quarter in arrears.
(4) Effective February 1, 2022, Avamere's annual base rent on the current portfolio has been reduced to $30.7 million from $44.1 million. Pro forma EBITDARM Coverage is presented one quarter in arrears and illustrates the impact of (i) this rent reduction and (ii) the pending transition of our North American Health Care portfolio to Ensign (20 real estate properties) and Avamere (four real estate properties) on our historical trailing twelve-month EBITDARM Coverages.

7 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022

SABRA

PORTFOLIO

Senior Housing - Managed Consolidated Portfolio

Senior Housing - Managed Consolidated Portfolio [1]

Dollars in thousands, except REVPOR

As of September 30, 2022

	Holiday	Enlivant	Sienna	Other	Total
Property Type	IL	AL	IL	AL	AL / IL
Number of Properties	22	11	8	13	54
Number of Units	3,117	631	757	1,164	5,669
Investment [2]	$ 600,484	$ 131,695	$ 126,212	$ 257,574	$ 1,115,965
Capital Expenditures: [2]					
Recurring	$ 732	$ 202	$ 219	$ 154	$ 1,307
Non-recurring	$ 2,136	$ 272	$ 212	$ 205	$ 2,825
Resident fees and services [3]	$ 19,785	$ 8,930	$ 5,205	$ 13,690	$ 47,610
Cash NOI [3]	$ 5,855	$ 497	$ 1,754	$ 2,799	$ 10,905
Cash NOI Margin %	29.6 %	5.6 %	33.7 %	20.4 %	22.9 %
REVPOR	$ 2,725	$ 6,325	$ 2,702	$ 6,083	$ 3,549
Occupancy	80.3 %	74.6 %	84.8 %	85.9 %	80.8 %

Operating Performance [1]

Dollars in thousands, except REVPOR

	3Q 2021	4Q 2021	1Q 2022	2Q 2022	3Q 2022
Number of Properties	49	49	50	50	54
Number of Units	5,140	5,140	5,266	5,266	5,669
Capital Expenditures: [2]					
Recurring	$ 1,477	$ 1,618	$ 499	$ 1,350	$ 1,307
Non-recurring	$ 3,104	$ 2,863	$ 920	$ 1,643	$ 2,825
Resident fees and services [3]	$ 39,604	$ 40,323	$ 42,040	$ 43,988	$ 47,610
Cash NOI [3]	$ 9,000	$ 8,102	$ 9,069	$ 10,065	$ 10,905
Cash NOI Margin %	22.7 %	20.1 %	21.6 %	22.9 %	22.9 %
REVPOR - AL	$ 5,924	$ 6,090	$ 6,122	$ 6,188	$ 6,207
REVPOR - IL	$ 2,513	$ 2,524	$ 2,574	$ 2,669	$ 2,720
Occupancy - AL	75.5 %	74.7 %	76.8 %	80.3 %	79.7 %
Occupancy - IL	79.8 %	80.7 %	79.0 %	79.9 %	81.2 %

Same Store Operating Performance [4]

Dollars in thousands, except REVPOR

	3Q 2021	4Q 2021	1Q 2022	2Q 2022	3Q 2022
Number of Properties	49	49	49	49	49
Resident fees and services [3]	$ 39,604	$ 40,323	$ 41,129	$ 42,738	$ 43,352
Cash NOI [3]	$ 9,000	$ 8,102	$ 8,885	$ 9,998	$ 9,879
Cash NOI Margin %	22.7 %	20.1 %	21.6 %	23.4 %	22.8 %
REVPOR - AL	$ 5,924	$ 6,090	$ 6,161	$ 6,276	$ 6,306
REVPOR - IL	$ 2,564	$ 2,578	$ 2,618	$ 2,657	$ 2,705
Occupancy - AL	75.5 %	74.7 %	76.1 %	79.0 %	78.2 %
Occupancy - IL	80.0 %	81.0 %	80.6 %	81.2 %	82.5 %

(1) REVPOR and Occupancy Percentage are presented for the three months ended at the end of the respective period and include only Stabilized Facilities owned by the Company as of the end of such period and only for the duration such facilities were owned by the Company and classified as Stabilized Facilities. In addition, resident fees and services, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

(2) Balances related to properties in Canada are based on the exchange rate as of the end of the period presented. The exchange rate as of September 30, 2022 was $0.7278 per 1 CAD.

(3) Revenues and Cash NOI include $0.1 million of Grant Income for 2Q 2022.

(4) Same store Senior Housing - Managed portfolio includes all facilities owned as the same property type for the full period in all comparison periods. Same store REVPOR and Occupancy Percentage are presented for the three months ended at the end of the respective period for Stabilized Facilities owned as the same property type for the full period in all comparison periods. In addition, resident fees and services, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

8 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022

SABRA

PORTFOLIO

Senior Housing - Managed Unconsolidated Portfolio [1]

Senior Housing - Managed Unconsolidated Portfolio

Dollars in thousands, at Sabra's pro rata share

As of September 30, 2022

	Ownership %	Property Type	Number of Properties	Number of Units	Investment [2]	Book Value [3]	Debt: Principal [2]	Debt: Rate
Sienna Joint Venture	50.0 %	IL	12	1,234	$ 131,577	$ 120,216	$ 19,216	2.24 %

Operating Performance [4]

Dollars in thousands, except REVPOR, at Sabra's pro rata share

	2Q 2022	3Q 2022
Capital Expenditures: [2]		
Recurring	$ 10	$ 63
Non-recurring	$ 17	$ 68
Resident Fees and Services	$ 2,764	$ 5,592
Cash NOI	$ 662	$ 1,377
Cash NOI Margin %	23.9 %	24.6 %
REVPOR - IL	$ 3,661	$ 3,732
Occupancy - IL	84.9 %	85.5 %

(1) Excludes our unconsolidated joint venture with Enlivant which consists of 157 facilities and 6,996 units.
(2) Balances related to properties in Canada are based on the exchange rate as of the end of the period presented. The exchange rate as of September 30, 2022 was $0.7278 per 1 CAD.
(3) Book value is net of debt. Our share of the debt was $19.2 million as of September 30, 2022.
(4) Operating performance reflects a partial quarter for 2Q 2022 as these facilities were acquired during May and June 2022. REVPOR and Occupancy Percentage are presented for the three months ended at the end of the respective period and include only Stabilized Facilities owned by the Company as of the end of such period and only for the duration such facilities were owned by the Company and classified as Stabilized Facilities. In addition, resident fees and services, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

9 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022

PORTFOLIO
Loans and Other Investments

Loans Receivable and Other Investments

Dollars in thousands

As of September 30, 2022

Loan Type	Number of Loans	Property Type	Principal Balance	Book Value	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended September 30, 2022[(1)]	Maturity Date
Mortgage	2	Behavioral Health	$ 309,000	$ 309,000	7.7 %	7.7 %	$ 5,923	11/01/26 - 01/31/27
Other	13	Multiple	42,774	38,960	6.9 %	6.2 %	620	11/30/22 - 08/31/28
	15		351,774	347,960	7.6 %	7.5 %	$ 6,543	
Allowance for loan losses			—	(6,427)				
			$ 351,774	$ 341,533				

Other Investment Type	Number of Investments	Property Type	Total Funding Commitments	Total Amount Funded	Book Value	Rate of Return	Other Income Three Months Ended September 30, 2022[(1)]
Preferred Equity	7	Skilled Nursing / Senior Housing	$ 80,291	$ 44,522	$ 48,742	10.8 %	$ 1,287

(1) Includes income related to loans receivable and other investments held as of September 30, 2022.

10 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022

SABRA

PORTFOLIO

NOI Concentrations [1]

As of September 30, 2022

RELATIONSHIP CONCENTRATION


Signature Healthcare: 8.7%
Avamere Family of Companies: 8.0%
The Ensign Group: 7.7%
Signature Behavioral: 7.0%
Recovery Centers of America: 5.3%
Holiday 5.2%
Sienna 2.8%
Other 3.6%
Managed (No Operator Credit Exposure): 11.6%
Other: 51.7%

PROPERTY TYPE CONCENTRATION


Behavioral Health: 13.5%
Senior Housing - Managed: 11.6%
Senior Housing - Leased: 10.3%
Specialty Hospital and Other: 4.0%
Other: 0.6%
Skilled Nursing/Transitional Care: 60.0%

PAYOR SOURCE CONCENTRATION [2]


Private Pay: 41.5%
Non-Private: 58.5%

(1) Concentrations exclude (i) one real estate property held for sale as of the end of the current period and (ii) our unconsolidated joint venture with Enlivant which consists of 157 facilities and 6,996 units and assumes the pending transition of our North American Health Care portfolio to Ensign and Avamere was completed as of the end of the current period. Relationship and asset class concentrations include real estate investments and investments in loans receivable and other investments. Relationship concentrations use Annualized Cash NOI, and asset class concentrations use Annualized Cash NOI, as adjusted to reflect Annualized Cash NOI from our sales-type lease, mortgage and construction loans receivable and preferred equity investments in the related asset class of the underlying real estate. Payor source concentration excludes Annualized Cash NOI from investments in loans receivable and other investments.

(2) Tenant payor source allocation presented one quarter in arrears.

11 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022

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PORTFOLIO

Geographic Concentrations - Consolidated Portfolio [1]

Property Type

As of September 30, 2022

Location	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed Consolidated	Behavioral Health	Specialty Hospitals and Other	Total	% of Total
Texas	36	5	6	—	13	60	14.7 %
California	24	1	1	3	1	30	7.3
Kentucky	25	1	—	1	1	28	6.9
Indiana	12	4	1	2	—	19	4.7
Oregon	15	4	—	—	—	19	4.7
Washington	15	1	1	—	—	17	4.2
Massachusetts	17	—	—	—	—	17	4.2
North Carolina	13	—	2	—	—	15	3.7
Missouri	12	—	1	—	—	13	3.2
Michigan	1	6	4	—	—	11	2.7
Other (31 states & Canada)	100	30	38	10	—	178	43.7
Total	270	52	54	16	15	407	100.0 %
% of Total	66.3 %	12.8 %	13.3 %	3.9 %	3.7 %	100.0 %	

Distribution of Beds/Units

As of September 30, 2022

		Property Type						
Location	Total Number of Properties	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed Consolidated	Behavioral Health	Specialty Hospitals and Other	Total	% of Total
Texas	60	4,408	470	856	—	325	6,059	14.8 %
Kentucky	28	2,598	142	—	60	40	2,840	6.9
California	30	2,058	58	102	313	27	2,558	6.2
Indiana	19	1,411	545	169	138	—	2,263	5.5
Massachusetts	17	2,133	—	—	—	—	2,133	5.2
Oregon	19	1,520	377	—	—	—	1,897	4.6
Washington	17	1,591	52	113	—	—	1,756	4.3
North Carolina	15	1,454	—	237	—	—	1,691	4.1
New York	10	1,566	—	107	—	—	1,673	4.1
Missouri	13	1,075	—	184	—	—	1,259	3.1
Other (31 states & Canada)	179	10,391	2,178	3,901	454	—	16,924	41.2
Total	407	30,205	3,822	5,669	965	392	41,053	100.0 %
% of Total		73.6 %	9.3 %	13.8 %	2.3 %	1.0 %	100.0 %	

[1] Excludes one real estate property held for sale as of the end of the current period.

12 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022

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PORTFOLIO

Geographic Concentrations - Consolidated Portfolio Continued [1]

Investment

Dollars in thousands

As of September 30, 2022

		Property Type						
Location	Total Number of Properties	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed Consolidated	Behavioral Health	Specialty Hospitals and Other	Total	% of Total
Texas	60	$ 356,997	$ 55,949	$ 185,149	$ —	$ 187,387	$ 785,482	13.3 %
California	30	435,612	19,137	38,683	217,764	7,743	718,939	12.2
Oregon	19	261,316	86,860	—	—	—	348,176	5.9
Indiana	19	158,666	117,343	37,581	12,155	—	325,745	5.5
New York	10	297,637	—	20,390	—	—	318,027	5.4
Kentucky	28	242,533	23,668	—	9,374	30,313	305,888	5.2
Washington	17	189,251	10,686	27,942	—	—	227,879	3.9
Maryland	8	218,855	—	—	—	—	218,855	3.7
North Carolina	15	124,448	—	70,053	—	—	194,501	3.3
Arizona	5	—	10,348	38,970	121,757	—	171,075	2.9
Other (31 states & Canada) [2]	196	1,153,275	349,355	697,197	86,377	—	2,286,204	38.7
Total	407	$ 3,438,590	$ 673,346	$ 1,115,965	$ 447,427	$ 225,443	$ 5,900,771	100.0 %
% of Total		58.3 %	11.4 %	18.9 %	7.6 %	3.8 %	100.0 %	

(1) Excludes one real estate property held for sale as of the end of the current period.
(2) Investment balance in Canada is based on the exchange rate as of September 30, 2022 of $0.7278 per 1 CAD.

13 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022

SABRA
PORTFOLIO
Triple-Net Lease Expirations

Triple-Net Lease Expirations [1]

Dollars in thousands
As of September 30, 2022

	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Behavioral Health	Specialty Hospitals and Other	Total Annualized Revenues	% of Total
10/01/22 - 12/31/22	$ 7,893	$ —	$ —	$ —	$ 7,893	2.2 %
2023	2,260	—	—	—	2,260	0.6 %
2024	9,323	—	—	—	9,323	2.6 %
2025	7,222	3,268	—	1,374	11,864	3.2 %
2026	16,783	1,350	—	—	18,133	5.0 %
2027	39,353	4,095	—	—	43,448	11.9 %
2028	19,608	7,161	—	3,210	29,979	8.2 %
2029	45,085	5,014	—	5,842	55,941	15.3 %
2030	743	—	—	3,095	3,838	1.0 %
2031	81,029	5,443	1,025	—	87,497	24.0 %
Thereafter	39,107	15,593	35,679	4,368	94,747	26.0 %
Total Annualized Revenues	$ 268,406	$ 41,924	$ 36,704	$ 17,889	$ 364,923	100.0 %

(1) Excludes one real estate property held for sale as of the end of the current period and assumes the pending transition of our North American Health Care portfolio to Ensign and Avamere was completed as of the end of the current period.

14 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022

SABRA
INVESTMENT ACTIVITY
Summary

Investment Activity

Dollars in thousands

Investment	Initial Investment Date	Property Type	Number of Properties	Beds/Units	2022 Amounts Invested [1]	Expected Cash Yield
Real Estate						
Traditions of Deerfield [2]	02/01/22	Senior Housing - Managed	1	126	$ 26,000	6.70 %
Traditions at North Willow [3]	08/01/22	Senior Housing - Managed	1	169	39,220	6.90 %
New Hope Valley	08/01/22	Senior Housing - Managed	1	139	32,500	7.50 %
Additions to Real Estate [4]	Various	Multiple	N/A	N/A	27,743	8.23 %
Total Real Estate Investments					125,463	7.31 %
Unconsolidated Joint Venture						
Sienna Joint Venture [5]	05/16/22 & 06/01/22	Senior Housing - Managed	12	1,234	147,374	6.50 %
Preferred Equity						
Discovery Senior Living [6]	06/30/22	Senior Housing	1	180	1,735	12.00 %
Additional Preferred Equity Fundings	Various	Multiple	N/A	N/A	4,074	10.00 %
Total Preferred Equity Investments					5,809	10.60 %
Loans Receivable						
McGuire Working Capital Loan	07/13/22	Skilled Nursing/ Transitional Care	N/A	N/A	4,500	7.50 %
All Investments through September 30, 2022					$ 283,146	6.96 %

(1) Excludes capitalized acquisition costs and origination fees.
(2) Amount invested reflects the gross investment, of which $5.6 million was used to repay our preferred equity investment. Transaction includes a potential earnout if certain performance metrics are achieved after 18 months.
(3) Amount invested reflects the gross investment, of which $8.6 million was used to repay our preferred equity investment. Transaction includes a potential earnout if certain performance metrics are achieved after the earlier of 15 months or when specified milestones are met.
(4) Excludes capital expenditures for the Senior Housing - Managed portfolio and recurring capital expenditures for the Triple-Net portfolio.
(5) Amount invested reflects Sabra's 50% pro rata share of the gross investment of CAD $379.0 million and is based on the exchange rate as of the investment date. In addition, the Sienna Joint Venture assumed CAD $53.4 million of debt.
(6) Unit count reflects expected capacity at the completion of development. Sabra has the option to purchase the development at fair market value upon achievement of specified milestones.

15 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022

SABRA

CAPITALIZATION

Overview

Consolidated Debt

Dollars in thousands

As of September 30, 2022

Secured debt	$	50,609
Revolving credit facility		138,551
Term loans		527,225
Senior unsecured notes		1,750,000
Total		2,466,385
Deferred financing costs and premiums/discounts, net		(19,443)
Total, net	$	2,446,942

Revolving Credit Facility

Dollars in thousands

As of September 30, 2022

Credit facility availability	$	861,449
Credit facility capacity		1,000,000

Enterprise Value

Dollars in thousands, except per share amounts

As of September 30, 2022	Shares Outstanding		Price		Value
Common stock	230,976,606	$	13.12	$	3,030,413
Consolidated Debt					2,466,385
Cash and cash equivalents					(26,289)
Consolidated Enterprise Value				$	5,470,509

At-The-Market Common Stock Offering Program

Dollars in thousands

Availability as of September 30, 2022	$	475,033

Common Stock and Equivalents

	Weighted Average Common Shares				
	Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022	
	EPS	FFO and Normalized FFO	AFFO and Normalized AFFO	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO
Common stock	230,972,219	230,972,219	230,972,219	230,926,024	230,926,024
Common equivalents	10,008	10,008	10,008	10,008	10,008
Basic common and common equivalents	230,982,227	230,982,227	230,982,227	230,936,032	230,936,032
Dilutive securities:					
Restricted stock units	—	1,011,068	1,876,373	843,718	1,874,496
Diluted common and common equivalents	230,982,227	231,993,295	232,858,600	231,779,750	232,810,528

16

SABRA 3Q 2022 SUPPLEMENTAL INFORMATION

September 30, 2022

17 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022 CAPITALIZATION Indebtedness Fixed | Variable Rate Debt Dollars in thousands Weighted Average Interest Rate (1)As of September 30, 2022 Principal     % of Total Fixed Rate Debt   Secured debt $ 50,609     3.33%   2.0 % Senior unsecured notes 1,750,000     4.04%   71.0 % Total fixed rate debt 1,800,609     4.02%   73.0 % Variable Rate Debt   Revolving credit facility 138,551     4.84%   5.6 % Term loans (2) 527,225 3.06% 21.4 % Total variable rate debt 665,776     3.43%   27.0 % Consolidated Debt $ 2,466,385     3.86%   100.0 % Secured | Unsecured Debt Dollars in thousands Weighted Average Interest Rate (1)As of September 30, 2022 Principal     % of Total Secured Debt   Secured debt $ 50,609     3.33%   2.0 % Unsecured Debt Senior unsecured notes 1,750,000     4.04%   71.0 % Revolving credit facility 138,551     4.84%   5.6 % Term loans 527,225 3.06% 21.4 % Total unsecured debt 2,415,776     3.87%   98.0 % Consolidated Debt $ 2,466,385     3.86%   100.0% (1) Weighted average interest rate includes private mortgage insurance and impact of interest rate derivative agreements. (2) Term loans include $436.3 million subject to interest rate swaps and interest rate collars that fix and set a cap and floor, respectively, for LIBOR at a weighted average rate of 1.14%, and $91.0 million (CAD $125.0 million) subject to swap agreements that fix CDOR at 1.10%. Excluding these amounts, variable rate debt was 5.6% of Consolidated Debt as of September 30, 2022.

SABRA
CAPITALIZATION
Debt Maturity

Debt Maturity Schedule

Dollars in thousands	Secured Debt		Senior Unsecured Notes		Term Loans		Revolving Credit Facility [1]		Consolidated Debt	
As of September 30, 2022	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]
10/01/22 - 12/31/22	$ 486	2.84 %	$ —	—	$ —	—	$ —	—	$ 486	2.84 %
2023	1,979	2.84 %	—	—	—	—	138,551	4.84 %	140,530	4.81 %
2024	2,034	2.85 %	—	—	527,225	4.50 %	—	—	529,259	4.49 %
2025	2,089	2.86 %	—	—	—	—	—	—	2,089	2.86 %
2026	2,147	2.86 %	500,000	5.13 %	—	—	—	—	502,147	5.12 %
2027	2,206	2.87 %	100,000	5.88 %	—	—	—	—	102,206	5.82 %
2028	2,266	2.88 %	—	—	—	—	—	—	2,266	2.88 %
2029	2,328	2.89 %	350,000	3.90 %	—	—	—	—	352,328	3.89 %
2030	2,392	2.90 %	—	—	—	—	—	—	2,392	2.90 %
2031	2,093	2.92 %	800,000	3.20 %	—	—	—	—	802,093	3.20 %
Thereafter	30,589	3.08 %	—	—	—	—	—	—	30,589	3.08 %
Total	50,609		1,750,000		527,225		138,551		2,466,385	
Discount, net	—		(3,374)		—		—		(3,374)	
Deferred financing costs, net	(903)		(12,398)		(2,768)		—		(16,069)	
Total, net	$ 49,706		$ 1,734,228		$ 524,457		$ 138,551		$2,446,942	
Wtd. avg. maturity/years	22.1		7.0		1.9		0.9		5.9	
Wtd. avg. interest rate [3]	3.33 %		4.04 %		3.06 %		4.84 %		3.86 %	

[1] Revolving Credit Facility is subject to two six-month extension options.
[2] Represents actual contractual interest rates excluding private mortgage insurance and impact of interest rate derivative agreements.
[3] Weighted average interest rate includes private mortgage insurance and impact of interest rate derivative agreements.

18 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022

19 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022 Key Credit Metrics (1) September 30, 2022 December 31, 2021 Net Debt to Adjusted EBITDA (2) 5.50x 4.98x Interest Coverage (2) 4.71x 5.19x Fixed Charge Coverage Ratio (2) 4.61x 5.03x Total Debt/Asset Value 35% 34 % Secured Debt/Asset Value 1% 1 % Unencumbered Assets/Unsecured Debt 276% 291 % Cost of Permanent Consolidated Debt (3) 3.81% 3.59 % Unsecured Notes Ratings S&P (Stable outlook) BBB- Fitch (Stable outlook) BBB- Moody's (Stable outlook) Ba1 CAPITALIZATION Credit Metrics and Ratings (1) Key credit statistics (except Net Debt to Adjusted EBITDA) are calculated in accordance with the credit agreement relating to the revolving credit facility and the indentures relating to our senior unsecured notes. (2) Based on the trailing twelve month period ended as of the date indicated. (3) Excludes revolving credit facility balance that had an interest rate of 4.84% and 1.20% as of September 30, 2022 and December 31, 2021, respectively.

20 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Statements of (Loss) Income Dollars in thousands, except per share data Three Months Ended September 30, Nine Months Ended September 30,   2022 2021 2022 2021 Revenues: Rental and related revenues (1) $ 84,214 $ 85,367 $ 297,268 $ 309,533 Interest and other income 8,940 3,405 28,585 9,377 Resident fees and services 47,610 39,819 133,973 114,978       Total revenues 140,764 128,591 459,826 433,888     Expenses: Depreciation and amortization 47,427 45,046 137,855 133,912 Interest 27,071 24,243 77,573 72,956 Triple-net portfolio operating expenses 5,120 5,075 14,983 15,210 Senior housing - managed portfolio operating expenses 36,705 30,761 103,835 88,607 General and administrative 9,676 8,683 28,721 26,432 (Recovery of) provision for loan losses and other reserves (217) (26) (12) 1,890 Impairment of real estate 60,857 495 72,602 495       Total expenses 186,639 114,277 435,557 339,502     Other income (expense): Loss on extinguishment of debt (140) (913) (411) (1,760) Other income (expense) 994 277 (1,101) 386 Net (loss) gain on sales of real estate (80) 655 (4,581) (1,784) Total other income (expense) 774 19 (6,093) (3,158) (Loss) income before loss from unconsolidated joint ventures and income tax expense (45,101) 14,333 18,176 91,228 Loss from unconsolidated joint ventures (4,384) (4,018) (9,715) (178,817) Income tax expense (579) (92) (1,118) (1,314) Net (loss) income $ (50,064) $ 10,223 $ 7,343 $ (88,903)     Net (loss) income, per: Basic common share $ (0.22) $ 0.05 $ 0.03 $ (0.41)         Diluted common share $ (0.22) $ 0.05 $ 0.03 $ (0.41)         Weighted-average number of common shares outstanding, basic 230,982,227 220,865,518 230,936,032 216,227,221   Weighted-average number of common shares outstanding, diluted 230,982,227 222,063,910 231,779,750 216,227,221 (1) See page 21 for additional details regarding Rental and related revenues.

21 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Statements of (Loss) Income - Supplemental Information Dollars in thousands Three Months Ended September 30, Nine Months Ended September 30,   2022 2021 2022 2021 Cash rental income $ 92,966 $ 101,496 $ 288,532 $ 305,480 Straight-line rental income 2,006 3,391 7,042 11,114 Straight-line rental income receivable write-offs (16,606) (25,213) (17,068) (25,213) Above/below market lease amortization 1,569 1,081 4,730 3,985 Above/below market lease intangible write-offs — — 326 — Operating expense recoveries 4,279 4,612 13,706 14,167 Rental and related revenues $ 84,214 $ 85,367 $ 297,268 $ 309,533

22 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Balance Sheets Dollars in thousands, except per share data September 30, 2022 December 31, 2021   (unaudited)   Assets Real estate investments, net of accumulated depreciation of $882,755 and $831,324 as of September 30, 2022 and December 31, 2021, respectively $ 5,018,903 $ 5,162,884 Loans receivable and other investments, net 390,275 399,086 Investment in unconsolidated joint ventures 207,616 96,680 Cash and cash equivalents 26,289 111,996 Restricted cash 4,859 3,890 Lease intangible assets, net 48,299 54,063 Accounts receivable, prepaid expenses and other assets, net 148,674 138,108 Total assets $ 5,844,915 $ 5,966,707 Liabilities Secured debt, net $ 49,706 $ 66,663 Revolving credit facility 138,551 — Term loans, net 524,457 594,246 Senior unsecured notes, net 1,734,228 1,733,566 Accounts payable and accrued liabilities 145,217 142,989 Lease intangible liabilities, net 44,023 49,713 Total liabilities 2,636,182 2,587,177 Equity Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of September 30, 2022 and December 31, 2021 — — Common stock, $0.01 par value; 500,000,000 shares authorized, 230,976,606 and 230,398,655 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively 2,310 2,304 Additional paid-in capital 4,484,769 4,482,451 Cumulative distributions in excess of net income (1,296,868) (1,095,204) Accumulated other comprehensive income (loss) 18,522 (10,021) Total equity 3,208,733 3,379,530 Total liabilities and equity $ 5,844,915 $ 5,966,707

23 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Statements of Cash Flows Dollars in thousands Nine Months Ended September 30, 2022 2021 Cash flows from operating activities: Net income (loss) $ 7,343 $ (88,903) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization 137,855 133,912 Non-cash rental and related revenues 4,970 10,113 Non-cash interest income (1,683) (1,444) Non-cash interest expense 8,300 5,389 Stock-based compensation expense 5,367 6,987 Loss on extinguishment of debt 411 1,760 (Recovery of) provision for loan losses and other reserves (12) 1,890 Net loss on sales of real estate 4,581 1,784 Impairment of real estate 72,602 495 Other-than-temporary impairment of unconsolidated joint venture — 164,126 Loss from unconsolidated joint ventures 9,715 14,691 Other non-cash items 2,167 — Changes in operating assets and liabilities: Accounts receivable, prepaid expenses and other assets, net (5,631) 13,062 Accounts payable and accrued liabilities 2,161 (5,403) Net cash provided by operating activities 248,146 258,459 Cash flows from investing activities: Acquisition of real estate (83,985) (62,116) Origination and fundings of loans receivable (4,500) — Origination and fundings of preferred equity investments (5,813) (4,153) Additions to real estate (33,809) (29,278) Escrow deposits for potential investments (836) — Repayments of loans receivable 4,885 2,432 Repayments of preferred equity investments 4,173 683 Investment in unconsolidated joint venture (128,019) — Net proceeds from the sales of real estate 62,816 15,066 Net cash used in investing activities (185,088) (77,366) Cash flows from financing activities: Net borrowings from revolving credit facility 147,353 — Proceeds from issuance of senior unsecured notes — 791,520 Principal payments on term loans (63,750) (455,000) Principal payments on secured debt (17,030) (2,185) Payments of deferred financing costs (6) (7,444) Payment of contingent consideration (2,500) — Issuance of common stock, net (4,394) 172,188 Dividends paid on common stock (207,861) (194,311) Net cash (used in) provided by financing activities (148,188) 304,768 Net (decrease) increase in cash, cash equivalents and restricted cash (85,130) 485,861 Effect of foreign currency translation on cash, cash equivalents and restricted cash 392 34 Cash, cash equivalents and restricted cash, beginning of period 115,886 65,523 Cash, cash equivalents and restricted cash, end of period $ 31,148 $ 551,418 Supplemental disclosure of cash flow information: Interest paid $ 68,778 $ 66,051 Supplemental disclosure of non-cash investing activities: Decrease in loans receivable and other investments due to acquisition of real estate $ 14,311 $ —

SABRA
FINANCIAL INFORMATION
FFO, Normalized FFO, AFFO and Normalized AFFO

FFO, Normalized FFO, AFFO and Normalized AFFO

Dollars in thousands, except per share data

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Net (loss) income	$ (50,064)	$ 10,223	$ 7,343	$ (88,903)
Add:				
Depreciation and amortization of real estate assets	47,427	45,046	137,855	133,912
Depreciation, amortization and impairment of real estate assets related to unconsolidated joint ventures	6,090	4,806	15,856	16,529
Net loss (gain) on sales of real estate	80	(655)	4,581	1,784
Net loss (gain) on sales of real estate related to unconsolidated joint ventures	—	15	(220)	30
Impairment of real estate	60,857	495	72,602	495
Other-than-temporary impairment of unconsolidated joint ventures	—	—	—	164,126
FFO	$ 64,390	$ 59,930	$ 238,017	$ 227,973
Write-offs of cash and straight-line rental income receivable and lease intangibles	16,370	24,326	15,831	22,054
Lease termination income	—	—	(2,338)	—
Loss on extinguishment of debt	140	913	411	1,760
(Recovery of) provision for credit and loan losses and other reserves	(217)	(26)	(12)	1,890
Support payments paid to joint venture manager [1]	2,254	—	5,880	2,450
Other normalizing items [2]	(65)	148	2,586	852
Normalized FFO	$ 82,872	$ 85,291	$ 260,375	$ 256,979
FFO	$ 64,390	$ 59,930	$ 238,017	$ 227,973
Stock-based compensation expense	2,117	2,428	5,367	6,987
Non-cash rental and related revenues	13,031	20,740	4,970	10,113
Non-cash interest income	(589)	(530)	(1,683)	(1,444)
Non-cash interest expense	2,798	1,744	8,300	5,389
Non-cash portion of loss on extinguishment of debt	140	913	411	1,760
(Recovery of) provision for loan losses and other reserves	(217)	(26)	(12)	1,890
Other adjustments related to unconsolidated joint ventures	(2,378)	(150)	(4,056)	(1,364)
Other adjustments	36	(213)	2,430	320
AFFO	$ 79,328	$ 84,836	$ 253,744	$ 251,624
Cash portion of lease termination income	—	—	(2,338)	—
Write-off of cash rental income	—	—	71	—
Support payments paid to joint venture manager [1]	2,254	—	5,880	2,450
Other normalizing items [2]	(80)	405	250	963
Normalized AFFO	$ 81,502	$ 85,241	$ 257,607	$ 255,037
Amounts per diluted common share:				
Net income (loss)	$ (0.22)	$ 0.05	$ 0.03	$ (0.41)
FFO	$ 0.28	$ 0.27	$ 1.03	$ 1.05
Normalized FFO	$ 0.36	$ 0.38	$ 1.12	$ 1.18
AFFO	$ 0.34	$ 0.38	$ 1.09	$ 1.15
Normalized AFFO	$ 0.35	$ 0.38	$ 1.11	$ 1.17
Weighted average number of common shares outstanding, diluted:				
Net income (loss)	230,982,227	222,063,910	231,779,750	216,227,221
FFO and Normalized FFO	231,993,295	222,063,910	231,779,750	217,385,804
AFFO and Normalized AFFO	232,858,600	222,542,049	232,810,528	217,906,904

(1) Funding for support payments did not require capital contributions from Sabra but rather were funded with proceeds received by our unconsolidated joint venture with Enlivant from TPG for the issuance of senior preferred interests for each of the three and nine months ended September 30, 2022 and with cash on hand at the joint venture for the nine months ended September 30, 2021.

(2) FFO and AFFO for each of the three and nine months ended September 30, 2022 and 2021 includes $1.0 and $1.2 million, respectively, earned during the period related to legacy Care Capital Properties, Inc. investments. FFO for the nine months ended September 30, 2022, includes $2.2 million of foreign currency transaction loss related to our Canadian borrowings. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.

24 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022

25 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022 FINANCIAL INFORMATION Components of Net Asset Value (NAV) As of September 30, 2022 (1) Excludes one real estate property held for sale as of the end of the current period and assumes the pending transition of our North American Health Care portfolio to Ensign and Avamere was completed as of the end of the current period. (2) Excludes our unconsolidated joint venture with Enlivant which consists of 157 facilities and 6,996 units. (3) Amounts represent principal amounts due and exclude deferred financing costs, net and premiums/discounts, net. (4) Includes balances that impact cash or NOI and excludes non-cash items. (5) Book value is net of debt. Our share of the debt was $377.1 million as of September 30, 2022. (6) Includes $0.9 million related to one real estate property held for sale as of the end of the current period. Annualized Cash NOI (1) Dollars in thousands Skilled Nursing/Transitional Care $ 268,406 Senior Housing - Leased 41,924 Senior Housing - Managed Consolidated Portfolio 46,489 Senior Housing - Managed Unconsolidated Portfolio (2) 5,510 Behavioral Health 36,704 Specialty Hospitals and Other 17,889 Annualized Cash NOI (excluding loans receivable and other investments) $ 416,922 Obligations Dollars in thousands Secured debt (3) $ 50,609 Senior unsecured notes (3) 1,750,000 Revolving credit facility 138,551 Term loans (3) 527,225 Sabra’s share of the Sienna Joint Venture debt 19,216 Total Debt 2,485,601 Add (less): Cash and cash equivalents and restricted cash (31,148) Sabra’s share of the Sienna Joint Venture cash and cash equivalents and restricted cash (2,336) Accounts payable and accrued liabilities (4) 136,526 Net obligations $ 2,588,643 Other Assets Dollars in thousands Loans receivable and other investments, net $ 390,275 Investment in unconsolidated joint venture with Enlivant (5) 87,400 Accounts receivable, prepaid expenses and other assets, net (4)(6) 54,077 Total other assets $ 531,752 Common Shares Outstanding Total shares 230,976,606 We disclose components of our business relevant to calculate NAV. We consider NAV to be a useful supplemental measure that assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. The components of NAV do not consider potential changes in our investment portfolio. The components include non-GAAP financial measures, such as Cash NOI. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP financial measures as supplemental information to evaluate our business.

26 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022 APPENDIX Disclaimer Disclaimer This supplement contains “forward-looking” information as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. You can identify some of the forward-looking statements by the use of forward-looking words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "may" and other similar expressions, although not all forward-looking statements contain these identifying words. Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: epidemic diseases, pandemics or other contagious diseases, including the ongoing impact of COVID-19, and measures intended to prevent their spread, and the related impact on our tenants, operators and Senior Housing - Managed communities; operational risks with respect to our Senior Housing - Managed communities; competitive conditions in our industry; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; potential impairment charges and adjustments related to the accounting of our assets; the potential variability of our reported rental and related revenues as a result of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs; risks associated with our investment in our unconsolidated joint ventures; catastrophic weather and other natural or man-made disasters, the effects of climate change on our properties and a failure to implement sustainable and energy-efficient measures; increased operating costs for our tenants and operators, due to labor market challenges and macroeconomic factors such as inflation; increased healthcare regulation and enforcement; our tenants’ dependency on reimbursement from governmental and other third-party payor programs; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the impact of required regulatory approvals of transfers of healthcare properties; environmental compliance costs and liabilities associated with real estate properties we own; our tenants’ or operators’ failure to adhere to applicable privacy and data security laws, or a material breach of our or our tenants’ or operators’ information technology; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; adverse changes in our credit ratings; our ability to make dividend distributions at expected levels; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates and other risks associated with our ownership of property outside the U.S.; the relatively illiquid nature of real estate investments; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; changes in tax laws and regulations affecting REITs; the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities; and the exclusive forum provisions in our bylaws. Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so. Note Regarding Non-GAAP Financial Measures This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share and Adjusted EBITDA (defined below). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at https://ir.sabrahealth.com/investors/ financials/quarterly-results. Tenant, Operator and Borrower Information This supplement includes information regarding our tenants that lease properties from us and our operators and borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants, operators and borrowers that is provided in this supplement has been provided by, or derived from information provided by, such tenants, operators and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Sabra Information The information in this supplemental information package should be read in conjunction with the Company's Annual Report on Form 10- K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On Sabra’s website, www.sabrahealth.com, you can access, free of charge, Sabra's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through its website, www.sec.gov. For more information, contact Investor Relations at (888) 393-8248 or investorrelations@sabrahealth.com.

27 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022 APPENDIX Reporting Definitions Adjusted EBITDA* Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company's long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance. Annualized Cash Net Operating Income (“Annualized Cash NOI”)* The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Annualized Cash NOI as Annualized Revenues less operating expenses and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income. Annualized Revenues  The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents and are adjusted to (i) reflect actual payments received related to the twelve months ended at the end of the respective period for leases no longer accounted for on an accrual basis, (ii) exclude residual rents due to Sabra from prior asset sales under the Company’s 2017 memorandum of understanding with Genesis and (iii) reflect the reduction in Avamere’s annual base rent to $30.7 million effective February 1, 2022. Behavioral Health Includes behavioral hospitals that provide inpatient and outpatient care for patients with mental health conditions, chemical dependence or substance addictions and addiction treatment centers that provide treatment services for chemical dependence and substance addictions, which may include inpatient care, outpatient care, medical detoxification, therapy and counseling. Cash Net Operating Income (“Cash NOI”)*    The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income. Cash NOI Margin Cash NOI Margin is calculated as Cash NOI divided by resident fees and services. Consolidated Debt  The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements. Consolidated Debt, Net The carrying amount of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness, as reported in the Company’s consolidated financial statements. Consolidated Enterprise Value The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company’s common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company’s preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company’s market equity capitalization and Consolidated Debt, less cash and cash equivalents. EBITDARM  Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company. EBITDARM Coverage  Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

28 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022 APPENDIX Reporting Definitions Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)*  The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint ventures, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint ventures, and real estate impairment charges of both consolidated and unconsolidated entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non- cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint ventures. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does. Grant Income Grant income consists of funds specifically paid to communities in our Senior Housing - Managed portfolio from state or federal governments related to the pandemic and were incremental to the amounts that would have otherwise been received for providing care to residents. Investment Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Market Capitalization Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period. Net Debt* The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements, net of cash and cash equivalents as reported in the Company’s consolidated financial statements. Net Debt to Adjusted EBITDA* Net Debt to Adjusted EBITDA is calculated as Net Debt divided by Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Operating Income (“NOI”)*   The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.

29 SABRA 3Q 2022 SUPPLEMENTAL INFORMATION September 30, 2022 APPENDIX Reporting Definitions Normalized FFO and Normalized AFFO* Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Occupancy Percentage Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. REVPOR REVPOR represents the average revenues generated per occupied unit per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues, excluding Grant Income, divided by average monthly occupied unit days. REVPOR includes only Stabilized Facilities. Senior Housing  Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities. Senior Housing - Managed Senior Housing communities operated by third-party property managers pursuant to property management agreements. Skilled Mix  Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Skilled Nursing/Transitional Care Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Specialty Hospitals and Other Includes acute care, long-term acute care and rehabilitation hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care, Senior Housing or Behavioral Health. Stabilized Facility At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) or 24 months after the date of classification as non-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) leased facilities acquired during the three months preceding the period presented. *Non-GAAP Financial Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this supplement can be found at https://ir.sabrahealth.com/investors/financials/quarterly-results.